UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):

July 21, 2011

CHINA RECYCLING ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-12536	90-0093373
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12/F, Tower A
Chang An International Building
No. 88 Nan Guan Zheng Jie
Xi An City, Shan Xi Province
China 710068
 (Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On July 21, 2011, China Recycling Energy Corporation (the “Company”) issued 4,149,599 shares of Common Stock of the Company to Carlyle Asia Growth Partners III, L.P. and 184,593 shares of Common Stock to CAGP III Co-Investment, L.P. (together as the "Investors"), pursuant to the 5% Secured Convertible Promissory Note dated April 29, 2008, disclosed in the Form 8-K filed on April 30, 2008.

The Investors have converted the principal amount under the 5% Secured Convertible Promissory Note in the principal amount of $5,000,000 into total 4,334,192 shares of Common Stock of the Company at the conversion price per share of $1.154.

The issuance of shares to the Investors is made in reliance on the exemptions from registration provided by (i) Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act")  as a transaction by an issuer not involving any public offering and (ii) Regulation S under the Securities Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit 99.1	Press Release Issued July 22, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation

Date: July 22, 2011	/s/ David Chong
David Chong, Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 99.1	Press Release Issued July 22, 2011.